Exhibit 10.2

EXECUTION VERSION

ADAM PATINKIN

DIRECTOR RETAINER AGREEMENT

THIS DIRECTOR RETAINER AGREEMENT (the “Agreement”) is entered into as of May 18, 2026 (the “Effective Date”), by and between KINGSWAY FINANCIAL SERVICES INC., a Delaware corporation (the “Company”), on the one hand, and ADAM PATINKIN, an individual (the “Director”), on the other hand.

WHEREAS, the Director was appointed the Chairman of the Board of Directors (the

“Board”) of the Company on March 11, 2026 (the “Appointment Date”);

WHEREAS, the Chairman of the Board (the “Chairman”) has been providing as Chairman extensive services to the Company; and

WHEREAS, the Company wishes to compensate the Chairman for these additional services he is providing as Chairman to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Cash Compensation. Effective from the Appointment Date and for so long as he remains the Chairman and continues to provide services to the Company, the Director’s annual cash fees received for service as a director shall, for each year of his service as a director (commencing as of the Appointment Date) be $100,000 (as adjusted pro rata for his first calendar year of service as Chairman) greater than the annual cash fees received by any other non-employee director on the Board for service as a director.

2.    Equity Grant. Upon execution of this Agreement, the Director shall receive a 10-year option to purchase 400,000 shares of the Company’s common stock under the Kingsway Financial Services Inc. 2020 Equity Incentive Plan, as amended (the “Equity Plan”) (the “Director Options”) as follows:

a.	100,000 options shall be issued with an exercise price of $20.00 per share and will be 100% vested on the date of grant;
b.	100,000 options shall be issued with an exercise price of $20.00 per share and will vest on the first anniversary of the date of grant;
c.	100,000 options shall be issued with an exercise price of $30.00 per share and will vest on the second anniversary of the date of grant; and
d.	100,000 options shall be issued with an exercise price of $30.00 per share and will vest on the third anniversary of the date of grant.

If, at any time prior to the third anniversary of the date of grant, the Director (i) is not nominated for election as a director, or (ii) is not appointed as Chairman, in either case at a time when the Director was willing to serve as a director and as Chairman, then the remaining unvested Director Options shall automatically vest.

In the event that the Director’s service as a director terminates prior to the third anniversary of the date of grant as a result of the Director’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the remaining unvested Director Options shall automatically vest.

To the extent vested, the Director Options shall remain exercisable following the termination of the Director’s service as a director for any reason whatsoever until the expiration of the full 10-year term of the Director Options.

The Director Options shall otherwise be subject to the terms of the Equity Plan and the award agreement in the form attached hereto as Exhibit A.

3.     Services for Others. Director shall be free to represent or perform services for other persons during his term of service as a director.

4.     Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

5.	Miscellaneous.

5.1      Notices. Every notice relating to this Agreement shall be in writing and may be delivered by registered or certified mail, postage prepaid, return receipt requested or by email. Notices delivered by registered or certified mail shall be deemed given on the business day after such notice or communication is delivered to such courier (provided, no delay or “undeliverable” message is received by the sender thereof); and notices delivered by email shall be deemed given on the date delivered (provided, that no “bounceback” or similar “undeliverable” message is received by the sender thereof). All notices shall be addressed as follows:

If to the Company:

Kingsway Financial Services Inc.

10 S. Riverside Plaza, Suite 1520

Chicago, IL

Attn: Chief Executive Officer

If to the Director:

At the address on record with Company

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 5.1.

5.2      Successors. This Agreement shall bind and inure to the benefit of the successors, permitted assigns, personal representatives, heirs or legatees of the respective parties; provided, however, that the obligations of the Director are personal and shall not be assigned by him.

5.3      Amendment. This Agreement may be amended or modified at any time only by the written agreement signed by both the Company and Director.

5.4      Governing Law and Arbitration. The parties hereby agree that this Agreement has been executed and delivered in the State of Illinois and shall be construed, enforced and governed by the laws thereof. Any controversy, dispute or claim arising out of or related to this Agreement or breach of this Agreement shall be settled solely and exclusively by confidential binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of JAMS in effect at the time the arbitration commences. The award of the arbitrator shall be final and binding. No party shall be entitled to, and the arbitrator shall not be required to, provide support or explanation for his award. Each party shall pay their own attorney’s fees. The cost of the arbitration and arbitrator’s fee shall be borne by the Company. The arbitration shall be conducted in Chicago, Illinois.

5.5      Severability. In the event that any provision(s) of this Agreement shall be held invalid or unenforceable, such provision(s) shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

5.6      Assignment. Neither the Company nor Director may assign this Agreement, or any of their rights, obligations or duties herein, without the prior written consent of the other party, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of equity interests, purchase or otherwise) to all or substantially all of the assets or business of the Company upon notice to Director.

5.7      Entire Agreement. This Agreement and award agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof. This Agreement and award agreement supersede all prior agreements, written or oral, and all contemporaneous oral agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

5.8      Director Compensation. For the avoidance of doubt, the compensation described in Section 1 (Cash Fees) and Section 2 (Equity Compensation) does not limit in any way the compensation available to the Director as a director of the Company, and, during his term of service as Chairman, in addition to the compensation described in Section 1 and Section 2, the Director shall participate in any director compensation program that may be established for non-employee directors on or after the Effective Date (including, but not limited to, an equity compensation program), on a basis that is no less favorable than any other non-employee director.

5.9      Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

5.10    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Signatures to this Agreement transmitted by DocuSign, by electronic mail in “portable document format” (.pdf) form, including the delivery of an executed signature page by facsimile, scanned PDF pages, DocuSign or any other electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto, will have the same effect as physical delivery of the paper document bearing the original signature and may be used in lieu of the original signatures for all purposes. Any party that delivers such a signature page agrees to later deliver an original counterpart to any Party that requests it.

[Remainder of page intentionally left blank. · Signature page follows.]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

KINGSWAY FINANCIAL SERVICES INC.
By:
Name: John T. Fitzgerald
Title: President and CEO

DIRECTOR

Name: Adam Patinkin

[Adam Patinkin – Director Retainer Agreement]

EXHIBIT A

Award Agreement for Director Options

EXECUTION VERSION

OPTION GRANT NOTICE

UNDER THE

KINGSWAY FINANCIAL SERVICES INC.

2020 EQUITY INCENTIVE PLAN

(Director Option)

Kingsway Financial Services Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Options (each Option representing the right to purchase one Share) set forth below, at an Option Price per Share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: ADAM PATINKIN Grant Date: May 18, 2026

Vesting Commencement Date: May 18, 2026

Number of Options: 400,000

Option Price:	Tranche I Options: $20.00 Tranche II Options: $20.00 Tranche III Options: $30.00 Tranche IV Options: $30.00

Option Period Expiration Date: 10th anniversary of Grant Date

Type of Option: Nonqualified Stock Option

Vesting Schedule:

Except as set forth below, provided the Participant has not undergone a termination of his service as a Non-employee Director at the time of the applicable vesting date (or event) (the “Vesting Schedule”):

•	100,000 of the Options will be 100% vested on the Grant Date (the “Tranche I Options”);

•	an additional 100,000 of the Options shall vest on the first anniversary of the Vesting Commencement Date (the “Tranche II Options”);

•	an additional 100,000 of the Options shall vest on the second anniversary of the Vesting Commencement Date (the “Tranche III Options”); and

•	the remaining 100,000 of the Options shall vest on the third anniversary of the Vesting Commencement Date (the “Tranche IV Options”).

Notwithstanding the foregoing, if at any time prior to the third anniversary of the Grant Date, the Participant (i) is not nominated for election as a Non-employee Director to the Board, or (ii) is not nominated for election as Chairman of the Board, in either case at a time when the Participant was willing to serve as a Non-employee Director and as Chairman of the Board, then the remaining unvested Options shall automatically vest and become exercisable as to 100% of the Options granted hereunder.

In the event that the Participant’s service as a Non-employee Director terminates prior to the third anniversary of the Grant Date as a result of the Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the remaining unvested Options shall automatically vest and become exercisable as to 100% of the Options granted hereunder.

* * *

KINGSWAY FINANCIAL SERVICES INC.

By:
Name: John T Fitzgerald
Title: President and CEO

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

PARTICIPANT

ADAM PATINKIN

[Signature Page to Option Grant Notice]

OPTION AGREEMENT

UNDER THE

KINGSWAY FINANCIAL SERVICES INC.

2020 EQUITY INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Kingsway Financial Services Inc. 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Kingsway Financial Services Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.        Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one Share), at an Option Price per Share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.

2.        Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.

3.        Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Option Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s Corporate Secretary or its designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Option Price may be made using any of the methods described in Section 5.3 of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to the use of the methods described in Section 5.3(c) of the Plan.

4.        Issuance of Shares. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Option Price and any required income or other tax withholding amount (as provided in Section 8 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of Shares with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant, a certificate or certificates therefor, registered in the Participant’s name or (b) cause such Shares to be credited to the Participant’s account at the third-party plan administrator.

5.        Participant. Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Options may be transferred in accordance with Section 23 of the Plan, the word “Participant” shall be deemed to include such Person or Persons.

6.        Non-Transferability. The Options are not transferable by the Participant except to in accordance with Section 23.2 of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

7.        Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by an Option unless and until the Participant shall have become the holder of record or the Beneficial Owner of such Shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which the Participant shall become the holder of record or the Beneficial Owner thereof.

8.        Tax Withholding. The provisions of Section 15.1 of the Plan are incorporated herein by reference and made a part hereof.

9.        Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Corporate Secretary or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.      No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an Employee or service provider to the Company.

11.      Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.      Waiver and Amendments. Except as otherwise set forth in Section 18 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.      Clawback/Repayment. This Option Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) applicable law. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

14.      Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15.      Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.

16.      Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent that the Company, in its sole discretion, determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17.      Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.      Entire Agreement. This Option Agreement (including, without limitation, all exhibits attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.